UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 12, 2007 (March 12, 2007)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of a Principal Officer

On March 12, 2007, Vineyard National Bancorp (the "Company") announced the appointment of Michael Cain to the position of Executive Vice President and Chief Lending Officer of its operating subsidiary, Vineyard Bank (the "Bank").

Mr. Cain has over twenty-five years of experience in lending, business development and senior management in California, Texas and Arizona.  He has held senior management positions with Sun State Savings Bank and Hawthorne Savings Bank. Immediately prior to joining the Company, he was the Senior Vice President and Western Regional Manager at CWCapital in Los Angeles, California where he established the Western Region Office.  Mr. Cain is 49 years old.

Mr. Cain's employment with the Bank commenced on March 12, 2007.  As Executive Vice President and Chief Lending Officer of the Bank, Mr. Cain will receive a base salary of $300,000 per annum, and upon employment, he was granted 13,270 shares of the Company's restricted stock, which cliff vest after four years of employment.  In addition, Mr. Cain will be eligible for quarterly performance-based incentives as well as an annual executive incentive. Such incentives are at the discretion of the Company's Board of Directors.

There are no family relationships between Mr. Cain and directors or executive officers of the Company, and Mr. Cain has not had any material interest in any transactions of the Company.

In conjunction with his new role at the Bank, Mr. Cain will receive a two year change of control agreement with the Bank, a form of which is attached hereto as Exhibit 10.1.

A copy of the press release announcing the Bank's new executive officer is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(a)    Not applicable
(b)    Not applicable
(c)    Not applicable
(d)    The following exhibits are included with this Report:

       Exhibit 10.1   Form of change of control agreement
          Exhibit 99.1   Press release dated March 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: March 12, 2007	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer